Exhibit 24.2

F.N.B. CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the several directors and officers of F.N.B. Corporation (the “Corporation”) whose signature appears below constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to a registration statement on Form S-3 relating to the Securities (as defined below), with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

As used herein, “Securities” means (a) the Subordinated Term Notes of F.N.B. Corporation; (b) the Nonnegotiable Subordinated Term Notes, Series 2018, of the Partnership; (c) the Nonnegotiable Subordinated Daily Notes, Series 2018, of the Partnership; (d) the Nonnegotiable Subordinated Special Daily Notes, Series 2018 of the Partnership; and (e) the full and unconditional guarantee of F.N.B. Corporation of the Securities enumerated at (a) through (d) hereof.

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IN WITNESS WHEREOF, each of the undersigned directors and officers of the Corporation has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

Signature	Title	Date

/s/ Pamela A. Bena Pamela A. Bena	Director	July 18, 2018

/s/ William B. Campbell William B. Campbell	Director	July 18, 2018

/s/ James D. Chiafullo James D. Chiafullo	Director	July 18, 2018

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	July 18, 2018

/s/ Mary Jo Dively Mary Jo Dively	Director	July 18, 2018

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Director	July 18, 2018

/s/ Robert A. Hormell Robert A. Hormell	Director	July 18, 2018

/s/ David J. Malone David J. Malone	Director	July 18, 2018

/s/ Frank C. Mencini Frank C. Mencini	Director	July 18, 2018

Signature	Title	Date

/s/ David L. Motley David L. Motley	Director	July 18, 2018

/s/ Heidi A. Nicholas Heidi A. Nicholas	Director	July 18, 2018

/s/ John S. Stanik John S. Stanik	Director	July 18, 2018

/s/ William J. Strimbu William J. Strimbu	Director	July 18, 2018

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	July 18, 2018

/s/ James L. Dutey James L. Dutey	Corporate Controller and Senior Vice President (principal accounting officer)	July 18, 2018